UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2021 (May 27, 2021)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 27, 2021, in connection with an internal reorganization, Sirius International Group, Ltd. (“SIG”), a wholly-owned subsidiary of SiriusPoint Ltd. (the “Company”), merged (the “Merger”) with and into the Company, with the Company being the surviving entity.

As a result of the Merger, on May 27, 2021, the Company acquired the existing and outstanding $400 million aggregate principal amount of the 4.600% Senior Notes due 2026 (the “Senior Notes”) issued by SIG pursuant to an Indenture (the “Base Senior Indenture”), dated as of November 1, 2016, between SIG, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture (the “First Supplemental Senior Indenture”), dated as of November 1, 2016, between SIG and the Trustee and as further supplemented by that certain Supplemental Indenture, dated as of October 28, 2019, between SIG and the Trustee (the “Second Supplemental Senior Indenture” and, together with the Base Senior Indenture, and the First Supplemental Senior Indenture, the “Senior Indenture”), and entered into a supplemental indenture to the Senior Indenture (the “Third Supplemental Senior Indenture”), dated May 27, 2021, among SIG, the Company and the Trustee, pursuant to which the Company assumed SIG’s obligations with respect to the Senior Notes and the Senior Indenture.

Also as a result of the Merger, on May 27, 2021, the Company acquired the existing and outstanding SEK 2,750 million aggregate principal amount of the Floating Rate Callable Subordinated Notes due 2047 (the “Subordinated Notes”) issued by SIG pursuant to an Indenture (the “Subordinated Indenture”), dated as of September 22, 2017, between SIG, as issuer, the Trustee, as trustee, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent and calculation agent, and entered into a supplemental indenture to the Subordinated Indenture (the “First Supplemental Subordinated Indenture”), dated May 27, 2021, among SIG, the Company and the Trustee, pursuant to which the Company assumed SIG’s obligations with respect to the Subordinated Notes and the Subordinated Indenture.

The foregoing description of the Third Supplemental Senior Indenture and the First Supplemental Subordinated Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the Third Supplemental Senior Indenture and the First Supplemental Subordinated Indenture, which are attached as Exhibits 4.4 and 4.6 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
4.1
Indenture, dated as of November 1, 2016, by and between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. on September 10, 2018).

4.2
First Supplemental Indenture, dated as of November 1, 2016, by and between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee, including form of 4.600% Senior Notes due 2026 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. on September 10, 2018).

4.3
Supplemental Indenture, dated as of October 28, 2019, between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee, relating to the First Supplemental Indenture, dated as of November 1, 2016 in regards to the 4.600% Senior Notes due 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Sirius International Insurance Group, Ltd. on October 28, 2019).

4.4
Third Supplemental Indenture, dated as of May 27, 2021, by and among Sirius International Group, Ltd., SiriusPoint Ltd. and The Bank of New York Mellon, as trustee, in regards to the 4.600% Senior Notes due 2026.

4.5
Subordinated Indenture, dated as of September 22, 2017, by and among Sirius International Group, Ltd., The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon London Branch, as Paying Agent, including form of Floating Rate Callable Subordinated Notes due 2047 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. on September 10, 2018).

4.6
First Supplemental Indenture, dated as of May 27, 2021, by and among Sirius International Group, Ltd., SiriusPoint Ltd., The Bank of New York Mellon, as trustee and The Bank of New York Mellon, London Branch, as paying agent and calculation agent relating to the Subordinated Indenture, dated as of September 22, 2017 in regards to the Floating Rate Callable Subordinated Notes due 2047.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUSPOINT LTD.

Date: May 27, 2021	/s/ David W. Junius
	Name:	David W. Junius
	Title:	Chief Financial Officer